EXHIBIT 10.9
                              EMPLOYMENT AGREEMENT

                This EMPLOYMENT AGREEMENT (the "Agreement"), entered into as of January 1, 1998 (the "Effective Date"), by and among MARKET HUB PARTNERS, L.P., a Delaware limited partnership which is an owner of several other discrete business entities (hereinafter collectively referred to as "MHP"), MARKET HUB PARTNERS STORAGE, L.P., a Delaware limited partnership (the "Company"), MARKET HUB PARTNERS STORAGE, L.L.C., the general partner of the Company (the "General Partner") and PATRICK LORIO (the "Executive"),

                              W I T N E S S E T H:

                WHEREAS, MHP and the General Partner desire to employ and secure on behalf of the Company the experience, abilities, and service of Executive upon the terms and conditions specified herein; and

                WHEREAS, Executive is willing to enter into this Agreement upon the terms and conditions specified herein;

                NOW THEREFORE, in consideration of the premises, the terms and provisions set forth herein, the mutual benefits to be gained by the performance thereof, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. EMPLOYMENT.

                The Company hereby employs the Executive, and the Executive hereby accepts such employment, all upon the terms and conditions set forth herein.

SECTION 2. TERM.

                Subject to the terms and conditions of this Agreement, the Executive shall be employed by the Company for a period commencing on the Effective Date through December 31, 2000 (the "Contract Term") unless sooner terminated pursuant to Section 5 of this Agreement.

SECTION 3. DUTIES AND RESPONSIBILITIES.

                A. CAPACITY. The Executive shall serve in the capacity of Vice President, Business Development for the Company. The Executive shall be responsible for such general management activities as are consistent with the responsibilities of said office and such other activities as may hereafter be assigned to him by the Company. All such duties shall be performed in accordance
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with any written or oral direction from time to time furnished to the Executive by the President and the Executive Vice President and the Executive shall report to the Executive Vice President of the Company.

                B. Full-time Duties. The Executive shall devote his full business time, attention, and energies to the business of the Company and the General Partner and shall not be engaged in any other business activity, whether or not pursued for gain, profit or other pecuniary advantage, which would impair his ability to fulfill his duties to the Company under this Agreement, without the prior written consent of the President. The Executive shall be allowed, to the extent such activities do not substantially interfere with the performance by the Executive of his duties and responsibilities hereunder, to (a) manage the Executive's personal affairs, and (b) (i) serve on boards or committees of civic or charitable organizations or trade associations, and (ii) serve on the board of directors of any corporation; provided, however, that the Executive shall advise the President in writing of any such corporate directorship under clause
(b)(ii) and, if requested by the President, the Executive shall first demonstrate, to the reasonable satisfaction of the President, that any such directorship does not detract from the Executive's performance of his duties and responsibilities under this Agreement. Nothing contained in this paragraph B shall prevent the Executive from passively investing his assets in such a form or manner as will not conflict with the terms of this Agreement and will not require services on the part of the Executive in the operation of the business of the companies or other enterprises in which such investments are made.

                C. Standard of Performance. The Executive will perform his duties under this Agreement with fidelity and loyalty, to the best of his ability, experience, and talent, and in a manner consistent with his fiduciary responsibilities.

                D. Location. The Executive's primary place of employment shall be at MHP's official offices in Houston, Texas. As consideration for the Executive's commitment to relocate to the Houston area, the Company shall pay the Executive the amount of $60,000.00 to cover usual and customary moving expenses associated with the relocation. After relocating to the Houston area, the Executive shall not be required to relocate again without his consent.

SECTION 4. COMPENSATION.

                A. Base Salary. During the term of this Agreement, the Company shall pay the Executive a salary (the "Base Salary") of $120,000 per annum, prorated for partial years of employment. The Base Salary shall be payable twice monthly in accordance with the general payroll practices of the Company in effect from time to time.

                B. Bonuses.

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                    (1) The Executive shall receive a performance bonus for each calendar year during the Contract Term. The actual bonus paid shall depend upon MHP actual before tax income for the relevant calendar year, all as shown on its "Combined Statement of Operations" as published by MHP and as modified in the manner described herein (the "Actual Net Income"). For the purposes of establishing MHP's Actual Net Income, such before tax income shall include the before tax income of MHP and all of its subsidiary entities, and MHP shall not purchase or transfer ownership of a subsidiary entity or its assets for the purpose of avoiding all or any portion of the bonus payments required by this provision. In addition, (i) bonuses and incentive compensation payments made under any agreement entered into prior to this Agreement with any other employee or consultant of MHP or its subsidiary entities, (ii) bonuses and incentive compensation payments made under any agreement entered into subsequent to this Agreement with any person not listed on Schedule 4(B) hereto, and (iii) any extraordinary expense items recognized in 1998 and resulting from the retirement of the Senior Notes issued on July 3, 1996 by Moss Bluff Hub Partners, L.P. and Egan Hub Partners, L.P. shall not reduce, or otherwise adversely impact, the amount of Actual Net Income used in calculating the performance bonus provided for herein. The targeted bonus amount (the "Target Bonus") shall be an amount equal to one percent (1%) of MHP's Actual Net Income for the relevant calendar year. If MHP achieves Actual Net Income of (i) at least ninety percent (90%) but not in excess of one hundred ten percent (110%) of the budgeted before tax income for the relevant calendar year, as established by Market Hub Partners, Inc., its general partner ("Budgeted Net Income"), the Executive shall be entitled to receive one hundred percent (100%) of the Target Bonus, (ii) less than ninety percent (90%) of the Budgeted Net Income, the Executive shall be entitled to receive sixty-five percent (65%) of the Target Bonus, or (iii) in excess of one hundred ten percent (110%) of the Budgeted Net Income, the Executive shall be entitled to receive one hundred thirty-five percent (135%) of the Target Bonus. This performance bonus shall be paid within thirty (30) days after the end of the relevant calendar year.

                    (2) Other special compensation may be awarded at the sole discretion of the General Partner from time to time.

                C. Incentive Compensation.

                    (1) In the event of a Change in Control (as hereinafter defined) that occurs during the Contract Term, the Executive shall be due from the Company an amount (the "Incentive Compensation") equal to one percent (1%) of the increase in value of MHP. The Incentive Compensation will be paid in accordance with the provisions of this Agreement within forty-five (45) days of the date of the Change in Control. The increase in value of MHP is calculated by subtracting the value of MHP as of January 1, 1998, from the value of MHP as determined in accordance with Section 4.C.(2) below. In any calculation of the increase in the value of MHP under this provision, the parties shall include the increase in value of all subsidiary

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entities, including the increase in value of all subsidiary entities acquired or established hereafter, from the date of acquisition or establishment to the date of calculation.

For the sole purposes of this paragraph C, the value of the Company as of January 1, 1998, shall be determined based upon earnings before interest, taxes, depreciation and amortization ("EBITDA") for 1997 and an EBITDA multiple of ten
(10).

                    (2) The value of MHP will be as agreed to by MHP and the Executive. If MHP and the Executive fail to reach agreement within thirty days of the Change in Control event requiring the valuation, the Chief Financial Officer of MHP will retain the services of an investment banker to prepare a determination of value of MHP as of the date necessary to carry out the intent of this Agreement. The investment banker shall determine the value of MHP in a manner consistent with the methodology used to determine the value of MHP as of January 1, 1998, using the EBITDA of MHP based upon the four fiscal quarters immediately preceding the event requiring valuation. In determining the appropriate EBITDA multiplier the investment banker shall take into account MHP's operations history, asset value, business prospects, any EBITDA multiplier used to value comparable companies or to derive the value of any interest in MHP sold in connection with the Change in Control and in any other recent arm's-length transaction, and other factors deemed to relevant by the investment banker to determine enterprise value. In either case, in determining the value of MHP, appropriate adjustments will be made to take into account any capital contributions by its partners to MHP and distributions by MHP to its partners since January 1, 1998. For example, the amount of a capital contribution made to fund a shortfall in working capital might be deducted from the value otherwise determined, while the amount of a capital contribution made to fund a redemption by MHP of outstanding equity interests might not be so deducted. The value of MHP shall not be less than the value determined on the basis of the value established in the transaction resulting in the Change in Control.

                    (3) A "Change in Control" shall mean (i) a sale, transfer or other disposition or a series of sales, transfers or other dispositions occurring during the Contract Term of an aggregate of more than 50% of the beneficial ownership interest in the equity of MHP by the holders of equity interests in MHP as of January 1, 1998 (the "Original Partners"), (ii) the issuance by MHP during the Contract Term of any new equity interest that, in the aggregate, exceeds 50% of the total equity interest in MHP, to any one or more individuals, entities or groups that were not Original Partners, (iii) a sale, transfer or disposition, or a series of sales, transfers or dispositions during the Contract Term by MHP of assets of MHP constituting, in the aggregate, more than 50% of the value of the assets of MHP, or (iv) a change in more thin 50% of the members of the Board of Directors of MHP during the Contract Term as a result of any sale, transfer or other disposition or a series of sales, transfers or other disposition, or a series of sales, transfers or other dispositions of the legal or beneficial ownership interest in the equity of MHP, including any transfer to an Original Partner.

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                D. Benefits.

                    (1) The Executive shall be entitled to reimbursement from the Company for reasonable travel and other out-of-pocket business expenses incurred by him in the course of the performance of his duties hereunder, upon the submission of an itemized account of such expenditures in accordance with the expense reimbursement policies applicable to executives as adopted by the Company from time to time.

                    (2) If and to the extent that the Company maintains employee benefit plans (including, but not limited to, pension, profit-sharing, disability, accident, medical, life insurance, and hospitalization plans) (it being understood that the Company may but shall not be obligated to do so), the Executive shall be entitled to participate therein in accordance with the Company's regular practices with respect to its executives. The Company will have the right to amend or terminate any such benefit plans it may choose to establish.

                    (3) The Executive shall be entitled to three (3) weeks of vacation, together with holidays and other paid or unpaid leaves of absence as are consistent with the Company's normal policies or as are otherwise approved by the General Partner.

                E. Payments. All payments to the Executive provided for under this Agreement shall be paid in cash from the general funds of the Company and, in the event the Company fails to satisfy its obligations hereunder, such obligations shall be satisfied by MHP by cash payment from the general funds of MHP. No special or separate funds shall be established and no other segregation of assets shall be made to assure payment. The Executive shall have no right, title, or interest whatsoever in or to any investments that the Company or MHP may make to aid it in meeting its obligations hereunder. To the extent that any person acquires a right to receive payments from the Company or MHP hereunder, such right shall be no greater than the right of an unsecured creditor of the Company or MHP.

SECTION 5. TERMINATION OF EMP1OVMENT

                A. Termination without Cause; Resignation for Good Reason.

                    (1) General. If, prior to the expiration of the Contract Term, the Executive's employment is terminated by the Company without Cause (as defined in Section 5.C), or if the Executive resigns from his employment hereunder for Good Reason (as defined in Section 5.D), the Company shall pay the Executive his Base Salary as then in effect through and including the date of termination or resignation, and sixty-five percent (65%) of the Target

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Bonus for the calendar year pro-rated for the number of days in the year prior to the termination date. In the event of involuntary termination during the Contract Term by the Company without Cause or upon involuntary termination of the Executive's employment by the Company without Cause as of the expiration of the Contract Term, the Executive shall receive a lump sum cash payment equal to two year's Base Salary as severance and relocation allowance, in addition to any amounts set forth in the preceding sentence. With the exception of health care coverage under the applicable laws, the Executive shall have no further right to receive any other compensation, or to participate in any other plan, arrangement, or benefit, after such termination or resignation of employment.

                (2) Date of Termination. The date of termination of employment without Cause shall be the date specified in a written notice of termination to the Executive. The date of resignation for Good Reason shall be the date specified in the written notice of resignation from the Executive to the Company; provided, however, that no such written notice shall be effective unless the cure period specified in Section 5.D has expired without the Company's having corrected, to the reasonable satisfaction of the Executive, the event or events subject to cure. If no date of resignation is specified in the written notice from the Executive to the Company, the date of termination shall be the first day following such expiration of such cure period.

                B. Termination for Cause; Resignation without Good Reason.

                    (1) General. If, prior to the expiration of the Employment Term, the Executive's employment is terminated by the Company for Cause, or if the Executive resigns from his employment hereunder other than for Good Reason, the Executive shall be entitled only to payment of the Base Salary earned as then in effect through and including the date of termination or resignation. With the exception of health care coverage under the applicable laws, the Executive shall have no further right to receive any other compensation, or to participate in any other plan, arrangement, or benefit, after such termination or resignation of employment.

                    (2) Date of Termination. The date of termination for Cause shall be the date provided for in Section 5.C. The date of resignation without Good Reason shall be the date specified in the written notice of resignation from the Executive to the Company, or if no date is specified therein, 10 business days after receipt by the Company of written notice of resignation from the Executive.

                C. Cause. Termination for "Cause" shall mean termination of the Executive's employment because of:

                    (1) any act or omission which is willful and wrongful and is materially injurious to the financial condition or business reputation of the General Partner or the Company

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or any subsidiary thereof, unless such act or omission was reasonably believed by the Executive in good faith to be in the best interest of the General Partner or the Company or any subsidiary thereof; or

                    (2) the failure or refusal of the Executive substantially to perform the material duties of his position with the Company or any of its subsidiaries.

                In each case, an act or omission that may constitute cause under C.(2) above must be confirmed by directors of the General Partner (the "Board") representing stockholders which stockholders represent voting percentages of at least 80% in the aggregate. The Company must give the Executive written notice of its objection to such act or omission within ninety days after the Company learns of such event. The Executive shall have thirty days from receipt of said notice to correct the act or omission. In the event the Executive fails to correct the cause as outlined in said notice, the Company shall notify the Executive that the Company intends to terminate the Executive's employment for Cause under this Section 5.C (the "Confirmation Notice"). The Confirmation Notice shall specify the act, or acts, upon the basis of which the majority of the Board has so confirmed the existence of Cause. If the Executive notifies the Company in writing (the "Opportunity Notice") within five days after the Executive has received the Confirmation Notice, the Executive shall be provided one opportunity to meet with the Board (or a sufficient quorum thereof) to discuss such act or acts. Such opportunity to meet shall be fixed and shall occur on a date selected by the Board (such date being not less than five or more than forty-five days after the Company receives the Opportunity Notice from the Executive). Such meeting shall take place at the principal offices of the Company. The Executive may accompanied by his legal counsel. During the period commencing on the date of Confirmation Notice and ending on the date next succeeding the date on which such meeting between the Board (or a sufficient quorum thereof) and the Executive is scheduled to occur, the Executive shall be suspended with pay from his employment with the Company and the Board may, during such suspension period, reasonably limit the Executive's access to the principal offices of the Company or the General Partner or any of their respective assets, and during suspension period, the Executive shall not have the authority to bind the Company or act on its behalf. If the Board properly sets the date of such meeting and if the Board (or a sufficient quorum thereof) attends such meeting and does not rescind its confirmation at such meeting or if the Executive fails to attend such meeting for any reason, the Executive's employment by the Company shall, immediately upon the closing of such meeting, be terminated for Cause under this Section 5.C. If the Executive does not respond in writing to the Confirmation Notice in the manner and within the time deadline specified in this Section 5.C, the Executive's employment with the Company shall, on the sixth business day after the receipt by the Executive of Confirmation Notice, be terminated for Cause under this Section 5.C.

                D. Good Reason. For purposes of this Agreement, "Good Reason" shall mean any of the following (without the Executive's prior written consent):

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                    (1) any decrease in the Executive's base rate of
compensation or a failure by the Company or any of its subsidiaries promptly to pay compensation due and payable to the Executive in connection with his employment;

                    (2) a diminution of the responsibilities or title of the Executive with the Company or any of its subsidiaries;

                    (3) the creation by the Company of a working environment which materially and adversely prejudices the Executive's ability to perform his duties hereunder;

                    (4) the Company's requiring the Executive to be based at any office or location more than thirty miles from his principal employment location as agreed to in this Agreement; or

                    (5) a material breach by the Company of any term or provision of this Agreement;

provided, however, that no event or condition described in clauses (1) through
(5) of this Section 5.D shall constitute Good Reason unless (X) the Executive gives the Company written notice of his objection to such event or condition within ninety days after the date the Executive learns of such event, (Y) such event or condition is not corrected by the Company within thirty days of its receipt of such notice and (Z) the Executive resigns his employment with the Company and its subsidiaries not more than thirty days following the expiration of the thirty day period described in the foregoing clause (Y).

SECTION 6. DEATH OR DISABILITY.

               In the event of termination of employment by reason of death or disability, the Executive (or his estate, as applicable) shall be entitled to Base Salary through the date of termination and the Target Bonus for the calendar year of termination, pro-rated for the number of days in the year prior to the termination date. Other benefits shall be determined in accordance with the benefit plans maintained by the Company, and the Company shall have no further obligation hereunder.

SECTION 7. CONFIDENTIAL INFORMATION.
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               A. Nondisclosure. The Executive hereby acknowledges that it will be necessary in connection with the performance of services hereunder to provide or make available to the Executive certain confidential and proprietary information, including, but not limited to, business and financial information, technological information, customer lists and financial information on customers, intellectual property, trade secrets, and other information relating to the businesses, products, technology, services, customers, methods, or tactics of MHP, the General Partner, the Company, or their affiliates (any such confidential or proprietary information being hereinafter referred to as "Confidential Information"). The Executive further acknowledges that the Confidential Information includes certain protected trade secrets and agrees that any such trade secrets shall remain the property of MHP, the General Partner, the Company or its affiliates at all times during the term of this Agreement and following the expiration or termination hereof. The Executive shall not publish, disseminate, distribute, disclose, sell, assign, transfer, copy, remove from the premises of MHP, the General Partner or the Company, commercially exploit, or otherwise make use of any Confidential Information to or for the use or benefit of the Executive or any other person, firm, corporation, or entity, except as specifically authorized in writing by the President or as required for the due and proper performance of his duties and obligations under this Agreement. In addition, the Executive shall employ all necessary safeguards and precautions in order to ensure that unauthorized access to the Confidential Information is not afforded to any person, firm, corporation, or entity. Upon any expiration or termination of this Agreement, or if the President so requests at any time, the Executive shall promptly return to MHP, the General Partner, or the Company all Confidential Information in the Executive's possession, whether in writing, on computer disks, or other media, without retaining any copies, extracts, or other reproductions thereof. Notwithstanding the foregoing, nothing contained in this paragraph A shall prevent the publishing, dissemination, distribution, disclosure, sale, assignment, transfer, copying, removal, commercial exploitation, or other use by the Executive of any information which (i) is generally available to the public (other than through a breach on the part of the Executive of any of the terms or provisions hereof), (ii) is lawfully obtained by the Executive from a source other than MHP, the General Partner, the Company or their affiliates, directors, officers, employees, agents, or other representatives provided, however, that such source is not bound by a confidentiality agreement with MHP, the General Partner, the Company or any of their affiliates and is not otherwise under an obligation of secrecy or confidentiality to any of them), or (iii) is required to be disclosed by judicial or administrative process or, in the opinion of counsel, by the requirements of applicable law, (provided, however, that the Executive complies fully with the provisions of paragraph C below).

               B. Exclusive Property. The Executive confirms that all confidential information is and shall remain the exclusive property of MHP, the General Partner, the Company or its affiliates. All business records, papers and documents kept or made by the Executive relating to the business of MHP, the General Partner or the Company shall be and remain the property of MHP, the General Partner, the Company or its affiliates.

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               C. Requests for Disclosure. If the Executive is requested
(whether by oral questions, interrogatory, request for documents, subpoena, civil investigative demand, or other legal process) to disclose any part of the Confidential Information, the Executive shall (i) give prompt written notice to the President of the existence of, and the circumstances attendant to, such request, (ii) consult with the President as to the advisability of taking legally available steps to resist or narrow any such request or otherwise to eliminate the need for such disclosure, and (iii) if disclosure is required, cooperate with the President in obtaining a protective order or other reliable assurance in form and substance satisfactory to the President that confidential treatment will be accorded to such portion of the Confidential Information as is required to be disclosed.

SECTION 8. COVENANT NOT TO COMPETE.

               A. Non-Competition. The Executive hereby agrees that during the "Non-Competition Period" (as hereinafter defined), he will not, directly or indirectly (whether acting alone or through any of his affiliates, as a member of a company or a joint-venture or an investor in, or a holder of securities of, any corporation or other entity, or otherwise), engage in any of the following activities in a substantive and ongoing manner: (i) conduct or participate in any business or enterprise involved in the line of business of MHP, the General Partner or the Company; or (ii) solicit, in competition with MHP, the General Partner, the Company or any of their affiliates, or their respective successors, the business of any customer of MHP, the General Partner, the Company or any of their affiliates. Notwithstanding anything to the contrary in this Section 8, the Executive may own, for investment purposes only, up to five percent of the stock of any publicly-held corporation whose stock is either listed on a national securities exchange or on the NASDAQ National Market System if the Executive is not otherwise affiliated with such corporation. The Executive acknowledges that (i) the provisions set forth in this Section 8 are for the benefit of MHP, the General Partner, the Company and their affiliates, (ii) his agreement to such provisions is an express condition to his employment by the Company, and (iii) such provisions are reasonably necessary to protect the goodwill and other business interests of MHP, the General Partner, the Company and their affiliates. The Executive agrees that, if he engages in any activity in violation of this Section 8, the Non-Competition Period shall automatically be extended in such a way that the Executive will be subject to the restrictions imposed by this Section 8 until the expiration of two years from the date he ceases to be engaged in any activity in violation hereof. The "Non-Competition Period" shall be the term of the Executive's employment hereunder.

               B. Reformation of Scope. If any of the provisions of this Section 8 is found to be unreasonably broad, oppressive, or unenforceable in an action, suit, or proceeding before any federal or state court, such court (i) shall narrow the Non-Competition Period or shall otherwise endeavor to reform the scope of such agreements in order to ensure that the application thereof is not unreasonably broad, oppressive, or unenforceable and (ii) to the fullest extent permitted by law, shall enforce such agreements as so reformed.

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SECTION 9. NONSOLICITATION.

               The Executive shall not, directly or indirectly, during the Non-Competition Period, (a) take any action to solicit or divert any business (or potential business) or customers (or potential customers) away from MHP, the General Partner, the Company or their affiliates, (b) induce customers, potential customers, suppliers, agents, or other persons under contract or otherwise associated or doing business with MHP, the General Partner, the Company or their affiliates to terminate, reduce, or alter any such association or business with or from MHP, the General Partner, the Company or their affiliates or (c) induce any person in the employment of MHP, the General Partner, the Company or their affiliates or any consultant to MHP, the General Partner, the Company or their affiliates to (i) terminate such employment or consulting arrangement, (ii) accept employment, or enter into any consulting arrangement, with anyone other than MHP, the General Partner, the Company or their affiliates, or (iii) interfere with the customers, suppliers, or clients of MHP, the General Partner, the Company or their affiliates in any manner or the business of MHP, the General Partner, the Company or their affiliates in any manner. For purposes of this Section 9, a "potential customer" shall mean a person or entity that MHP, the General Partner, the Company or their affiliates,
(A) as of the date the Executive's employment terminates, is soliciting or considering soliciting (or has targeted for solicitation), or (B) has, at any time or from time to time, within the 12-month period prior to the date the Executive's employment terminates, been soliciting for or in respect of any current, actively pending, or contemplated business.

SECTION 10. REMEDIES.

               The Executive hereby agrees that a violation of the provisions of
Section 7, 8, or 9 hereof would cause irreparable injury to MHP, the General Partner, the Company and their affiliates for which they would have no adequate remedy at law. Accordingly, in the event of any such violation, MHP, the General Partner and the Company shall be entitled to preliminary and other injunctive relief without necessity of complying with any requirement as to the posting of a bond or other security (it being understood that the Executive hereby waives any such requirement). Any such injunctive relief shall be in addition to any other remedies to which MHP, the General Partner, and the Company may be entitled at law or in equity, or otherwise.

SECTION 11. AMENDMENT: WAIVER.

               The terms and provisions of this Agreement may be modified or amended only by a written instrument executed by each of the parties hereto, and compliance with the terms and provisions hereof may be waived only by a written instrument executed by each party entitled to the benefits thereof. No failure or delay on the part of any party in exercising any right, power, or privilege granted hereunder shall constitute a waiver thereof, nor shall any single or partial

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exercise of any such right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege granted hereunder.

SECTION 12. ENTIRE AGREEMENT.

                This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior written or oral agreements, arrangements, or understandings between MHP, the General Partner, the Company and the Executive.

SECTION 13. NOTICES.

               All notices or communications hereunder shall be in writing, addressed as follows, or to any other address subsequently provided to the other party:

               To the Company:

               Market Hub Partners Storage, LP.
               44084 Riverside Parkway, Suite 340
               Leesburg, Virginia 20176
               Attention: Mr. Donald B. Russell

               To the Executive:

               Mr. Patrick Lorio

All such notices shall be conclusively deemed to be received and shall be effective, (i) if sent by hand delivery, upon receipt, (ii) if sent by telecopy or facsimile transmission, upon confirmation of receipt by the sender of such transmission, or (iii) if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

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SECTION 14. SEVERABILITY.

               In the event that any term or provision of this Agreement is found to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining terms and provisions hereof shall not be in any way affected or impaired thereby, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained therein.

SECTION 15. BINDING EFFECT; ASSIGNMENT.

               This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns (it being understood and agreed that, except as expressly provided herein, nothing contained in this Agreement is intended to confer upon any other person or entity any rights, benefits, or remedies of any kind or character whatsoever). Neither party may assign this Agreement without the prior written consent of the other party; provided, however, that the Company may assign this Agreement to any of its affiliates or to any successor (whether by operation of law or otherwise) to all or substantially all of its business and assets without the consent of the Executive.

SECTION 16. GOVERNING LAW.

               This Agreement shall be governed by and construed in accordance with the laws of the State of Texas (except that no effect shall be given to any conflicts of law principles thereof that would require the application of the laws of another jurisdiction).

SECTION 17. HEADINGS.

               The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

SECTION 18. COUNTERPARTS.

               This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 19. APPROVALS.

               This Agreement is made and entered into, and the Company agrees to employ the Executive and the Executive agrees to accept such employment, subject to the approval of this

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
Agreement by the Board of Directors of the General Partner and Market Hub Partners, Inc. Without such approval and ratification, this Agreement shall be void and of no further effect.

               IN WITNESS WHEREOF, the parties have executed this Agreement on the ________ day of , _____ to be effective as of the date first above written.

                                                    MARKET HUB PARTNERS, L.P.

                                             By:    Market Hub Partners, Inc.,
                                                    its General Partner

                                             By:/s/ ____________________________
                                                    Donald B. Russell, President

                                             MARKET HUB PARTNERS STORAGE, L.L.C

                                             By:/s/ ____________________________
                                                    Donald B. Russell, President

                                             MARKET HUB PARTNERS STORAGE, L.P

                                             By:    Market Hub Partners Storage,
                                                    L.L.C., its General Partner

                                             By:/s/ ____________________________
                                                    Donald B. Russell, President

                                             "EXECUTIVE"

                                              __________________________________
                                              Patrick Lorio

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